Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of March 31, 2005 and

For the Three Months Ended March 31, 2005 and 2004

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	March 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$12,680	(637)	12,043
Interest-bearing bank balances	603	682	1,285
Federal funds sold and securities purchased under resale agreements	7,655	17,244	24,899

Total cash and cash equivalents	20,938	17,289	38,227

Trading account assets	30,211	16,938	47,149
Securities	113,305	3,426	116,731
Loans, net of unearned income	224,658	2,608	227,266
Allowance for loan losses	(2,661)	(71)	(2,732)

Loans, net	221,997	2,537	224,534

Loans held for sale	14,106	67	14,173
Premises and equipment	4,267	993	5,260
Due from customers on acceptances	826	—	826
Goodwill	19,644	1,991	21,635
Intangible assets	2,023	(595)	1,428
Other assets	27,434	9,436	36,870

Total assets	$454,751	52,082	506,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	13,592	48,034	61,626
Interest-bearing deposits	293,231	(57,200)	236,031

Total deposits	306,823	(9,166)	297,657

Short-term borrowings	49,305	24,096	73,401
Bank acceptances outstanding	866	—	866
Trading account liabilities	13,346	9,072	22,418
Other liabilities	11,884	3,397	15,281
Long-term debt	24,025	23,907	47,932

Total liabilities	406,249	51,306	457,555

Minority interest in net assets of consolidated subsidiaries	1,719	1,092	2,811

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,800	5,255
Paid-in capital	36,364	(5,388)	30,976
Retained earnings	9,965	354	10,319
Accumulated other comprehensive income, net	(1)	(82)	(83)

Total stockholders’ equity	46,783	(316)	46,467

Total liabilities and stockholders’ equity	$454,751	52,082	506,833

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$3,310	(136)	3,174
Interest and dividends on securities	1,387	39	1,426
Trading account interest	204	174	378
Other interest income	131	344	475

Total interest income	5,032	421	5,453

INTEREST EXPENSE
Interest on deposits	1,106	(56)	1,050
Interest on borrowings	621	369	990

Total interest expense	1,727	313	2,040

Net interest income	3,305	108	3,413
Provision for credit losses	17	19	36

Net interest income after provision for credit losses	3,288	89	3,377

FEE AND OTHER INCOME
Service charges and fees	570	294	864
Commissions	263	336	599
Fiduciary and asset management fees	195	519	714
Principal investing	(13)	72	59
Other income	733	26	759

Total fee and other income	1,748	1,247	2,995

NONINTEREST EXPENSE
Salaries and employee benefits	1,348	1,053	2,401
Occupancy and equipment	417	98	515
Other intangible amortization	108	7	115
Sundry expense	891	(50)	841

Total noninterest expense	2,764	1,108	3,872

Minority interest in income of consolidated subsidiaries	—	64	64

Income before income taxes	2,272	164	2,436
Income taxes	746	69	815

Net income	$1,526	95	1,621

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Three Months Ended March 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$2,426	(91)	2,335
Interest and dividends on securities	1,108	33	1,141
Trading account interest	117	80	197
Other interest income	98	228	326

Total interest income	3,749	250	3,999

INTEREST EXPENSE
Interest on deposits	658	(10)	648
Interest on borrowings	365	125	490

Total interest expense	1,023	115	1,138

Net interest income	2,726	135	2,861
Provision for credit losses	41	3	44

Net interest income after provision for credit losses	2,685	132	2,817

FEE AND OTHER INCOME
Service charges and fees	489	251	740
Commissions	163	593	756
Fiduciary and asset management fees	187	517	704
Principal investing	(28)	66	38
Other income	694	(165)	529

Total fee and other income	1,505	1,262	2,767

NONINTEREST EXPENSE
Salaries and employee benefits	1,137	1,045	2,182
Occupancy and equipment	380	108	488
Other intangible amortization	107	5	112
Sundry expense	943	(59)	884

Total noninterest expense	2,567	1,099	3,666

Minority interest in income of consolidated subsidiaries	—	57	57

Income before income taxes	1,623	238	1,861
Income taxes	505	105	610

Net income available to common stockholders	$1,118	133	1,251

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,839	5,294
Purchases of common stock	—	(68)	(68)
Common stock issued for
Stock options and restricted stock	—	29	29

Balance, March 31, 2005	455	4,800	5,255

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,906	31,120
Purchases of common stock	—	(278)	(278)
Common stock issued for
Stock options and restricted stock	—	263	263
Acquisitions	12,900	(12,900)	—
Excess capital returned to Parent Company	(750)	750	—
Deferred compensation, net	—	(129)	(129)

Balance, March 31, 2005	36,364	(5,388)	30,976

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Net income	1,526	95	1,621
Purchases of common stock
Stock options and restricted stock	—	(753)	(753)
Acquisitions	967	(967)	—
Cash dividends	—	(727)	(727)

Balance, March 31, 2005	9,965	354	10,319

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Net unrealized gain (loss) on debt and equity securities, net of reclassification adjustment and net unrealized gain (loss) on derivative financial instruments	(779)	(29)	(808)

Balance, March 31, 2005	(1)	(82)	(83)

Total stockholders’ equity, March 31, 2005	$46,783	(316)	46,467

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Three Months Ended March 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated

COMMON STOCK
Balance, December 31, 2003	$455	3,919	4,374
Purchases of common stock	—	(27)	(27)
Common stock issued for
Stock options and restricted stock	—	25	25

Balance, March 31, 2004	455	3,917	4,372

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(112)	(112)
Common stock issued for
Stock options and restricted stock	—	245	245
Deferred compensation, net	—	(75)	(75)

Balance, March 31, 2004	24,216	(6,347)	17,869

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Net income	1,118	133	1,251
Purchases of common stock	—	(248)	(248)
Cash dividends	—	(525)	(525)

Balance, March 31, 2004	5,533	3,849	9,382

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	371	4	375

Balance, March 31, 2004	1,674	40	1,714

Total stockholders’ equity, March 31, 2004	$31,878	1,459	33,337

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,526	95	1,621
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	53	1	54
Provision for credit losses	17	19	36
Securitization transactions	(10)	(8)	(18)
Gain on sale of mortgage servicing rights	(6)	—	(6)
Securities transactions	27	(25)	2
Depreciation and other amortization	257	110	367
Trading account assets, net	(1,881)	664	(1,217)
Mortgage loans held for resale	136	—	136
Loss on sales of premises and equipment	—	52	52
Loans held for sale, net	(731)	(7)	(738)
Other assets, net	(34)	394	360
Trading account liabilities, net	(319)	1,028	709
Other liabilities, net	1,269	(1,696)	(427)

Net cash provided by operating activities	304	627	931

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	12,209	188	12,397
Maturities of securities	6,523	3,437	9,960
Purchases of securities	(25,846)	(3,954)	(29,800)
Origination of loans, net	(2,175)	(1,877)	(4,052)
Sales of premises and equipment	7	14	21
Purchases of premises and equipment	(190)	(47)	(237)
Goodwill and other intangible assets	(121)	50	(71)
Purchase of bank-owned separate account life insurance	(1,538)	—	(1,538)
Cash equivalents acquired, net of purchases of banking organizations	3,450	(3,450)	—

Net cash used by investing activities	(7,681)	(5,639)	(13,320)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	1,371	1,233	2,604
Securities sold under repurchase agreements and other short-term borrowings, net	1,081	8,914	9,995
Issuances of long-term debt	1,676	1,165	2,841
Payments of long-term debt	—	(1,668)	(1,668)
Issuances of common stock, net	—	79	79
Purchases of common stock	—	(1,099)	(1,099)
Excess capital returned to Parent Company	(750)	750	—
Cash dividends paid	—	(727)	(727)

Net cash provided by financing activities	3,378	8,647	12,025

Increase (decrease) in cash and cash equivalents	(3,999)	3,635	(364)
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of period	$20,938	17,289	38,227

NONCASH ITEMS
Transfer to loans held for sale from loans, net	$583	—	583

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Three Months Ended March 31, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,118	133	1,251
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	44	1	45
Provision for credit losses	41	3	44
Securitization transactions	(21)	—	(21)
Gain on sale of mortgage servicing rights	(16)	—	(16)
Securities transactions	(8)	6	(2)
Depreciation and other amortization	252	101	353
Trading account assets, net	(2,258)	79	(2,179)
Mortgage loans held for resale	(211)	—	(211)
(Gain) loss on sales of premises and equipment	(8)	17	9
Loans held for sale, net	(1,701)	44	(1,657)
Other assets, net	854	(105)	749
Trading account liabilities, net	1,923	849	2,772
Other liabilities, net	(1,160)	(200)	(1,360)

Net cash provided (used) by operating activities	(1,151)	928	(223)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	13,742	(2)	13,740
Maturities of securities	7,285	174	7,459
Purchases of securities	(24,153)	(65)	(24,218)
Origination of loans, net	(1,539)	(197)	(1,736)
Sales of premises and equipment	43	(35)	8
Purchases of premises and equipment	(152)	(37)	(189)
Goodwill and other intangible assets	(91)	(12)	(103)
Purchase of bank-owned separate account life insurance	(65)	—	(65)

Net cash used by investing activities	(4,930)	(174)	(5,104)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	13,021	(1,908)	11,113
Securities sold under repurchase agreements and other short-term borrowings, net	(4,393)	(1,445)	(5,838)
Issuances of long-term debt	53	2,630	2,683
Payments of long-term debt	—	(61)	(61)
Issuances of common stock, net	—	120	120
Purchases of common stock	—	(387)	(387)
Cash dividends paid	—	(525)	(525)

Net cash provided (used) by financing activities	8,681	(1,576)	7,105

Increase (decrease) in cash and cash equivalents	2,600	(822)	1,778
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$20,528	19,762	40,290

NONCASH ITEMS
Transfer to loans held for sale from loans, net	$(36)	—	(36)